UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Report is a revised business presentation for solar projects targeting K12 schools which we are circulating to our existing 190 school district customers in Western Pennsylvania, Eastern Ohio and West Virginia WV. Our Advisory Board member Dilip Limaye, who also advises the World Bank and is owner of SRC Global Inc., will be speaking along with staff of our CLEANSolution Technologies and SMARTSolution Technologies subsidiaries on July 11, 2023 at a K12 school district near Pittsburgh, PA to discuss deploying solar power technologies for their buildings. We intend to offer tax and grant subsidized energy projects under 20 year power purchase agreements designed to save K12 schools 10%-15% on energy consumption, allow them to sell excess power to the grid, and participate in future clean energy programs. There can be no assurance given as to the success of our planned program.

The foregoing information, including the business presentation attached as Exhibit 99.1 to this Report, is being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
99.1	FOMO WORLDWIDE, INC. SRC Global Inc. Revised Presentation Deck – July 2023*
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

*Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: July 11, 2023	By:	/s/ Vikram Grover
Vikram Grover, Chief Executive Officer